UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2013, Crown Castle International Corp. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Barclays Bank PLC, SunTrust Bank, The Royal Bank of Scotland plc, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada, Toronto Dominion (New York) LLC, TD Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank AG Cayman Islands Branch, PNC Bank, National Association, PNC Capital Markets, LLC and Sumitomo Mitsui Banking Corporation (such financial institutions being referred to as the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide up to $3.4 billion in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the recently announced transaction between the Company and AT&T, Inc. (“AT&T”), pursuant to which the Company will have the exclusive right to lease, operate or otherwise acquire up to 9,708 AT&T wireless communications sites (the “AT&T Transaction”). Upon receipt of the proceeds from the Offerings described below, the Company determined that it had adequate cash resources and undrawn availability under its revolving credit facility to fund the cash consideration payable in connection with the AT&T Transaction and terminated the Commitment Letter. Some of the Commitment Parties (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries for which they have received and may in the future receive compensation.

ITEM 8.01 — OTHER ITEMS

On October 28, 2013, the Company issued a press release announcing it has closed its concurrent offerings of 41,400,000 shares of its common stock at $74.00 per share (the “Common Stock Offering”) and 9,775,000 shares of its 4.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), at $100.00 per share (the “Mandatory Convertible Preferred Stock Offering” and, together with the Common Stock Offering, the “Offerings”). The Common Stock Offering and the Mandatory Convertible Preferred Stock Offering generated net proceeds of approximately $2.98 billion and $949.6 million, respectively, in each case after issuance discounts, commissions and offering expenses payable by the Company. The Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release relating to the closing of the concurrent offerings of the Company’s common stock and Mandatory Convertible Preferred Stock, dated October 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: October 28, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release relating to the closing of the concurrent offerings of the Company’s common stock and Mandatory Convertible Preferred Stock, dated October 28, 2013